SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2020

CLEARSIGN TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in Charter)

Washington	001-35521	26-2056298
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

12870 Interurban Avenue South

Seattle, Washington 98168

(Address of Principal Executive Offices)

206-673-4848

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock	CLIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2020, Dr. Lon E. Bell, a member of the Board of Directors (the “Board”) of ClearSign Technologies Corporation (the “Company”) informed the Board that he did not intend to stand for reelection at the Company’s upcoming annual shareholder meeting, which was originally scheduled for May 7, 2020 but has been rescheduled for June 17, 2020 (the “Annual Meeting”). (See Item 8.01 below.) Dr. Bell’s decision is not due to a disagreement between Dr. Bell and the Company on any matter relating to the Company’s operations, policies or practices. Dr. Bell intends to continue to serve as a director through the remainder of his current term.

Also on April 15, 2020, and in accordance with Section 3, paragraph 3.2 of the Company’s bylaws, the Board reduced the number of directors from 5 to 4, effective as of the date of the Annual Meeting.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by this Item 5.03, the information included in paragraph two of Item 5.02 above is incorporated herein in its entirety.

Item 8.01	Other Events.

On February 20, 2020, the Company filed a Current Report on Form 8-K disclosing that the Annual Meeting was scheduled for May 7, 2020. However, due to the overwhelming demand for virtual shareholder meetings, the provider of the platform for online meetings has notified the Company that it is unable to provide the Company with the tools necessary to host the meeting on that date. Therefore, the Company has rescheduled the Annual Meeting for June 17, 2020. The record date for the rescheduled Annual Meeting is April 24, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2020

CLEARSIGN TECHNOLOGIES CORPORATION

By:	/s/ Brian G. Fike
Brian G. Fike
Chief Financial Officer